Exhibit 99.2


                              AMENDMENT NO. 1 TO
         XCEL MANAGEMENT, INC. 2000 EXECUTIVE LONG-TERM INCENTIVE PLAN


     WHEREAS, Insynq, Inc. (the "Company") has heretofore adopted the XCEL Management, Inc. 2000 Executive Long-Term Incentive Plan (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan in certain respects as hereinafter provided;

     NOW, THEREFORE, effective as of August 3, 2000, the Company does hereby amend the Plan as follows:

1. Section I, paragraph 3(q) of the Plan hereby is revised to provide in its entirety as follows:

     "'Stock' means the Class A Common Stock, $.001 par value per share, of Insynq, Inc."

2.   The name of the Plan is hereby amended to read as follows:

     "Insynq, Inc. 2000 Executive Long Term Incentive Plan."


     IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO.1 TO THE XCEL MANAGEMENT, INC. 2000 EXECUTIVE LONG-TERM INCENTIVE PLAN to be executed in its name and on its behalf this 9th day of August, effective as of August 3, 2000.

                                       INSYNQ, INC.


                                       By:   /s/ John P. Gorst
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                                       Its:  Chief Executive Officer
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